Exhibit 10.1

EXECUTION VERSION

NEGOTIABLE DEMAND PROMISSORY NOTE

(Grid - - Secured)

Principal Amount: $15,000,000	Dated: June 8, 2018

FOR VALUE RECEIVED, ECO-STIM ENERGY SOLUTIONS, INC., a Nevada corporation (“Borrower”), promises to pay to the order of ECO-LENDER, LLC, a Delaware limited liability company (“FT”), and its registered assigns in lawful money of the United States of America, the principal sum of FIFTEEN MILLION and 00/100 DOLLARS ($15,000,000), or such lesser sum as shall have been advanced hereunder in cash as reflected on the attached grid, together with interest, subject to the terms and condition set forth in this Promissory Note, and any and all duly executed modifications alterations or amendments hereto, upon demand therefor made in accordance with this Promissory Note. This Promissory Note is not intended to evidence a revolving loan. The Borrower shall have no right to re-borrow any sums that have been advanced and repaid. FT shall have no obligation to make any advances hereunder after the initial advance made on the date hereof, even if the full principal amount has not been advanced hereunder. This Promissory Note is secured by a security interest granted on the date hereof by the Borrower and certain of members of the Borrower Group (as defined below) in their respective assets to and in favor of FT.

1. INTEREST. Interest on the unpaid principal balance (including interest accruing after the commencement or during the pendency of any proceeding, action or case under the Bankruptcy Code (as hereinafter defined) or otherwise, whether or not allowed in such proceeding, action or case), and all other amounts due and owing from time to time under this Promissory Note, shall accrue from and after the date such balance or amount shall have been advanced (or deemed advanced) hereunder, at the rate per annum equal to the Applicable Rate (as defined below). The “Applicable Rate” shall mean (x) from and after the date hereof until, but not including, the fifth (5th) calendar day after the Interest Change Date (as defined below), TEN (10.00%) PERCENT, (y) from and after the fifth (5th) calendar day after the Interest Change Date until, but not including, the ninetieth (90th) calendar day after the Interest Change Date, FOURTEEN (14.00%) PERCENT, and (z) thereafter, the lesser of TWENTY-FOUR (24.00%) PERCENT and the Maximum Lawful Rate (as defined below). The “Interest Change Date” shall mean the earlier of (x) the ninetieth (90th) calendar day after demand for payment is made in accordance with this Promissory Note, and (y) the date on which (A) the Borrower, any guarantor of this Promissory Note or any subsidiary of the Borrower that is not a guarantor of this Promissory Note (collectively, the “Borrower Group”), files, or its governing body resolves to file, a petition in bankruptcy or for reorganization under any of the provisions of the Bankruptcy Code or under state, federal or foreign law applicable to or for the protection of debtors, (B) any such petition shall be filed against any member of the Borrower Group unless such petition is dismissed within thirty (30) days, (C) any member of the Borrower Group makes an assignment for the benefit or creditors or otherwise becomes insolvent, (D) a trustee, receiver, custodian or other fiduciary is appointed with respect to the business or assets of any member of the Borrower Group, (E) any member of the Borrower Group adopts or its governing body resolves to adopt, or it begins to implement, a plan of liquidation, dissolution of wind-up of its affairs, or (F) any member of the Borrower Group discontinues or ceases to conduct operations. Interest shall be computed on the basis of a 360-day year and the number of calendar days elapsed during each year. This Promissory Note shall bear interest from the date hereof until the indefeasible payment in full of all amounts due and owing hereunder.

2. PAYMENTS. All payments under this Promissory Note, principal, interest and otherwise, shall be due and payable immediately upon DEMAND made in writing (email is sufficient) by FT to the Borrower. Demand may be made at any time, without prior notice, and shall be effective immediately upon dispatch to the address set forth under the Borrower’s signature of this Promissory Note. All of the foregoing payments shall be made by wire transfer of immediately available funds to the account specified in a bank located in New York, New York in such demand, in lawful money of the United States of America. All payments under this Promissory Note shall be applied when received by FT, first in reduction of accrued but unpaid interest, then to any other amounts owing under this Promissory Note, and any balance in reduction of principal. Notwithstanding the foregoing or anything herein to the contrary, in no event shall FT make a demand for payment or repayment hereunder until the earlier of (a) forty-five (45) days after the date of this Promissory Note, (b) the occurrence of a Material Adverse Change as determined by FT in its sole and absolute discretion, (c) the occurrence of any default or event of default under (i) that certain Recourse Receivables Purchase & Security Agreement, dated as of February 8, 2018, among the Borrower, EcoStim, Inc. and Porter Capital Corporation or (ii) any other material agreement to which the Borrower or any member of the Borrower Group is a party, and (d) the date upon which the Borrower or any member of the Borrower Group ceases operating for any reason. As used herein, “Material Adverse Change” means (x) a material adverse change in, or a material adverse effect upon, the condition (financial or otherwise), operations, assets, business, prospects or properties of the Borrower or any members of the Borrower Group, (y) a material impairment of the ability of the Borrower or any members of the Borrower Group to perform any of its obligations under this Promissory Note or any agreement or document executed and delivered in connection herewith or (z) a material adverse effect upon any portion of any collateral securing this Promissory Note or upon the legality, validity, binding effect or enforceability against the Borrower or any members of the Borrower Group of this Promissory Note or any agreement or document executed and delivered in connection herewith.

3. GRID. FT shall endeavor to record on the annexed Grid the amount of all advances made hereunder and payments of principal and interest. The failure of FT to make such notation upon the making of any advance or the payment of any principal or interest, however, shall not alter or impair the rights and remedies of FT if an advance has actually been made or the rights and remedies of Borrower if a payment has been delivered. The markings on the Grid shall be deemed conclusive absent a showing of manifest error.

4. USE OF PROCEEDS. The Borrower shall use the proceeds of the initial advance made on the date hereof to pay (x) FT, a closing fee in the amount of two hundred thousand ($200,000) dollars, and (y) FT’s counsel for the reasonable fees and expenses incurred in connection with the transactions contemplated by this Promissory Note up to a maximum amount of one hundred thousand ($100,000) dollars, and, if any, all outstanding fees and expenses owing to such counsel in respect of FT’s investment in the Borrower; provided this clause (y) shall in no event limit the Borrower’s obligations under Section 5 of this Promissory Note; provided, further, that any and all additional fees, costs and expenses shall be paid for by the Borrower, and if not promptly paid shall be added to (and be deemed advanced hereunder to the Borrower on the date incurred) the principal amount of this Promissory Note, with interest to accrue on such amounts in accordance with the terms hereof, if not paid on demand. The amounts described in clauses (x) and (y) shall be paid directly by FT to the recipient thereof, and shall upon such payment be deemed advances hereunder made on the date hereof as though paid directly by FT to the Borrower. The balance of such initial advance shall be used by the Borrower for general working capital purposes, including without limitation, for the payment of amounts set forth on Exhibit A when due or as otherwise set forth on Exhibit A. The proceeds of any future advances, which may be made or not, in the sole and absolute discretion of FT, shall be used for such purposes as shall be mutually agreed by FT and the Borrower.

5. EXPENSES; COSTS OF COLLECTION. All expenses incurred by FT or any of its affiliates, including its agents (including, but not limited to, reasonable attorneys’ fees, costs and expenses) in connection with the preparation, negotiation, execution of this Promissory Note and any related agreements or documents executed in connection herewith and in connection with protecting, enforcing or foreclosing this Promissory Note or the security interest granted to FT securing this Promissory Note, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to FT’s transactions with the Borrower, shall be paid for by the Borrower, and if not promptly paid shall be added to (and be deemed advanced hereunder to the Borrower on the date incurred) the principal amount of this Promissory Note, with interest to accrue on such amounts in accordance with the terms hereof, if not paid on demand.

6. WAIVER OF PRESENTMENT, DEMAND FOR PAYMENT, ETC. Borrower waives presentment, demand for payment, protest and notice of protest and notice of dishonor of this Promissory Note.

7. PREPAYMENT. This Promissory Note may be prepaid, in whole or in part, at any time, provided, that: (x) the Borrower thereupon indefeasibly pays to FT concurrently with any such prepayment, (A) a premium in the amount of four percent (4.00%) of the aggregate amount then being prepaid (inclusive of interest and other amounts due and owing under this Promissory Note) (the “Prepayment Premium”) and (B) all accrued interest; and (y) the minimum amount of any such prepayment is equal to the lesser of $1,000,000 and the then outstanding balance of this Promissory Note (together with all accrued and unpaid interest and other amounts owing hereunder). Notwithstanding the foregoing or anything in this Promissory Note to the contrary, concurrently with any payment or prepayment in whole or in part of this Promissory Note upon the commencement of any proceeding under the United States Bankruptcy Code (11 U.S.C. § 101, et seq.) and any other insolvency or similar statute in the United States or in any other jurisdiction (the “Bankruptcy Code”) involving the Borrower or any member of the Borrower Group, the Borrower shall pay to FT an amount equal to the Prepayment Premium. The Borrower and FT agree that (a) a prepayment of this Promissory Note pursuant to this Section 7, or (b an acceleration of this Promissory Note pursuant to commencement of any proceeding under the Bankruptcy Code, in each case, shall cause commercial harm to the interests of FT, and the prepayment premia payable pursuant to this Section 7 (x) constitutes reasonable and proportionate compensation for such harm, (y) are the product of an arm’s length transaction between sophisticated parties having received independent legal advice and (z) are payable notwithstanding the then prevailing market conditions at the time payment of the prepayment premia is made, and FT has agreed to provide the advances and other financial accommodations evidenced by this Promissory Note in reliance on each such acknowledgement by the Borrower. The Borrower hereto expressly waives the provisions of any present or future law which prohibits or may prohibit the collection of the prepayment premia in any of the circumstances set out in this Section 7 and expressly acknowledges that its agreement to pay prepayment premia hereunder has been relied upon by FT in providing the advances and other financial accommodations evidenced by this Promissory Note and/or becoming a lender.

8. AMENDMENT; WAIVER. The terms and conditions of this Promissory Note shall not be amended, changed, terminated or waived except by a writing, duly executed by FT and Borrower.

9. USURY SAVINGS CLAUSE. In no event shall the interest charged with respect to this Promissory Note or any other obligations of the Borrower under this Promissory Note exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable under this Promissory Note (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, that, if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Borrower shall, to the extent permitted by applicable law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event, this provision shall again apply. If FT has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to the Borrower. In computing interest payable with reference to the Maximum Lawful Rate applicable to FT, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

10. GOVERNING LAW. This Promissory Note has been delivered in the State of New York and is to be construed and enforced according to, and governed by, the laws of the State of New York without respect to otherwise applicable rules or principles of conflict of laws.

11. BINDING EFFECT, AUTHORITY. This Promissory Note shall be binding upon Borrower, its successors, assigns, heirs, executors, and personal representatives, and shall inure to the benefit of FT, and its designees, successors and assigns. Borrower represents and warrants that the execution of this Promissory Note is a duly authorized act of said corporation, and is the valid, binding and enforceable obligation of said corporation.

12. CONSTRUCTION. Whenever possible, each provision of this Promissory Note shall be interpreted independent of each other provision hereof, and in such manner as to be effective and valid under applicable law. If any provision hereof shall be prohibited by or invalid under any law, such provision shall be effective to the extent permitted by such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Promissory Note. The Borrower, for itself, its successors and assigns, hereby knowingly, voluntarily and intentionally waives any claim that, and any right to assert any claim that, the aforesaid charges and interest are unenforceable as penalties or otherwise.

13. CONSENT TO JURISDICTION. Subject to the following proviso, Borrower hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and to the jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of or based upon this Promissory Note; provided, however, FT may institute a proceeding in any jurisdiction in which any collateral securing this Promissory Note is located or in which it is otherwise necessary, advisable or convenient to enforce its rights hereunder or in connection with the transactions contemplated hereby. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT BORROWER IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT BORROWER’S PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS PROMISSORY NOTE MAY NOT BE ENFORCED IN OR BY SUCH COURT. SERVICE OF PROCESS MAY BE MADE UNDER THIS PROMISSORY NOTE BY MEANS OF U.S. MAIL OR A NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE.

14. RIGHTS, CUMULATIVE; FORBEARANCE. The rights, powers and remedies given to FT under this Promissory Note shall be in addition to and not in lieu of all rights, powers and remedies given to it by virtue of any other document or instrument executed and delivered by Borrower to FT or to which Borrower and FT are both parties or both otherwise bound, or otherwise available to FT under the law or in equity. Any forbearance, failure or delay by FT in exercising any right, power or remedy under this Promissory Note or in any other documents or instrument executed and delivered by Borrower to FT or to which Borrower and FT are both parties or both otherwise bound, or otherwise available to FT shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

15. WAIVER OF JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO REQUEST OR TO HAVE A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS PROMISSORY NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. By accepting this Promissory Note, FT also waives its right to request a trial by jury.

[signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be duly executed and delivered as of the day and year first above written.

BORROWER:

ECO-STIM ENERGY SOLUTIONS, INC.

By:	/s/ J. Chris Boswell
Name:	J. Chris Boswell
Title:	President and Chief Executive Officer
Address for Notices/Service:
2930 W. Sam Houston Pkwy N.
Suite 275
Houston, Texas 77043
Attn: Chief Executive Officer

[Signature Page to Promissory Note]

GRID

NEGOTIABLE DEMAND PROMISSORY NOTE (Grid – Secured)

DATED June 8, 2018

FACE AMOUNT: $15,000,000

ADVANCES AND PAYMENTS OF PRINCIPAL AND INTEREST

		Cash	Amount of	Unpaid
	Amount of	Inventory	Principal	Principal	Interest	Authorized
Date	Advance	(C/I)	Payment	Balance	Payment	Notation
June 8, 2018	$5,536,000